UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2023

CRESTWOOD EQUITY PARTNERS LP

(Exact name of Registrant as specified in its charter)

DELAWARE	001-34664	43-1918951
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

811 Main St., Suite 3400

Houston, TX 77002

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (832) 519-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CEQP	New York Stock Exchange
Preferred Units representing limited partner interests	CEQP-P	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2023, the Board of Directors (the “Board”) of Crestwood Equity GP LLC (the “General Partner”), the general partner of Crestwood Equity Partners LP (the “Partnership”) appointed Jeffrey C. Cathey as its principal accounting officer effective as of July 1, 2023.

Mr. Cathey, age 38, has served as Senior Vice President, Controller of the Partnrship since April 2021.

On April 14, 2021, Crestwood Operations LLC and Mr. Cathey entered into an Employment Agreement (the “Employment Agreement”). The initial term of the Employment Agreement expired on December 31, 2021, with automatic extensions for additional one-year periods unless either party provides at least thirty days’ advance written notice of non-renewal.

Mr. Cathey will receive a base salary of $294,000, a target bonus of 60% of base salary and a target equity award consisting of restricted units and performance units of 100% of base salary for the 2023 fiscal year.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Cathey and any director or executive officer of the Partnership. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Cathey and the Partnership that would be required to be reported.

Under the terms of the Mr. Cathey’s Employment Agreement, if Mr. Cathey’s employment is terminated without “employer cause” or Mr. Cathey resigns due to “employee cause” or Mr. Cathey’s employment terminates as a result of death or permanent disability, Mr. Cathey will be entitled to receive severance equal to the sum of his base salary and the amount of his then current annual bonus payable in equal installments over an 12-month period following termination.

The foregoing description of the Employment Agreement is subject to, and is qualified in entirety by, the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Employment Agreement between Jeffrey C. Cathey and Crestwood Operations LLC, dated April 14, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

	By:	Crestwood Equity GP LLC, its General Partner,

Date: June 29, 2023	By:	/s/ Michael K. Post
Michael K. Post
Vice President, Associate General Counsel and Corporate Secretary

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